UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 29, 2003

LINCOLN NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Market Street, Suite 3900, Centre Square West Tower, Philadelphia, PA 19102
(Address of principal executive offices)

Registrant’s telephone number 219-448-1400

Item 5. Other Events and Regulation FD Disclosure (Also being provided under Item 12, Results of Operations and Financial Condition).

     The information in this report, including the exhibits, is being filed pursuant to Item 5 and Item 12 of this Form 8-K.

     Prior to January 1, 2003, LNC accounted for its stock option incentive plans using the intrinsic value method of accounting under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related Interpretations. Accordingly, no stock–based compensation cost for stock options was included or required to be included in the consolidated financial statements included in LNC’s Annual Report on Form 10–K for the year ended December 31, 2002.

     As previously disclosed, effective January 1, 2003, LNC adopted the fair value recognition method of accounting under Statement of Financial Accounting Standards No. 123, “Accounting for Stock–Based Compensation” (“FAS 123”) using the retroactive restatement method pursuant to Statement of Financial Accounting Standards No. 148, “Accounting for Stock–Based Compensation–Transition and Disclosure” (“FAS 148”), for its stock option incentive plans. FAS 148 requires restatement of all years presented to reflect stock–based employee compensation cost under the fair value method in FAS 123 for all awards granted, modified or settled in fiscal years beginning after December 15, 1994.

     LNC is filing this Current Report on Form 8–K solely for the purpose of presenting restated consolidated financial statements, management’s discussion and analysis of financial condition and results of operations, and certain financial statement schedules and other financial data for years 2002, 2001 and 2000 to reflect the compensation cost that would have been recorded had the fair value expense recognition provisions of FAS 123 been applied in such periods. In accordance with FAS 148, LNC has elected not to restate earlier periods.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description

23.1	Consent of Ernst & Young LLP, Independent Auditors
99.1	Restatement of the following Items and Schedules from Annual Report on Form 10–K for the year ended December 31, 2002, originally filed March 13, 2003.
Item 6. Selected Financial Data
Item 7. Management’s Discussion and Analysis
Item 8. Financial Statements and Supplementary Data
Item 15. Financial Statement Schedules
Schedule II–Condensed Financial Information of Registrant
Schedule III–Supplementary Insurance Information
Exhibit 12–Historical Ratio of Earnings to Fixed Charges

Item 12.     Results of Operations and Financial Condition.

     See Item 5, Other Events and Regulation FD Disclosure, above.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By	/s/ CASEY J. TRUMBLE Casey J. Trumble	(Senior Vice President and Chief Accounting Officer)	August 29, 2003